EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Petro Resources Corporation
Houston, Texas

We consent to the incorporation by reference in the Registration Statement on Form S-3 (SEC File No. 333-146782) of Petro Resources Corporation of the reference to our report dated March 30, 2009, relating to the financial statements of Petro Resources Corporation as of and for the years ended December 31, 2008 and 2007, appearing in the Petro Resources Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Malone & Bailey, PC
Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

March 30, 2009